Exhibit 99.1

CareTrust REIT Announces First Quarter 2021 Operating Results

Conference Call Scheduled for Friday, May 7, 2021 at 12:00 pm ET
SAN CLEMENTE, Calif., May 6, 2021 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended March 31, 2021, as well as other recent events.
For the quarter, CareTrust REIT reported:
•100% of contractual rents collected;
•Net income of $20.5 million and net income per share of $0.21, a 5.0% increase over the prior year;
•Normalized FFO of $34.1 million and normalized FFO per share of $0.36, a 5.5% increase over the prior year;
•Normalized FAD of $36.1 million and normalized FAD per share of $0.38, a 7.4% increase over the prior year;
•A 6.0% increase in the annual dividend to $1.06 per share, with a payout ratio of approximately 70% of normalized FAD; and
•A $0.06 per share increase to previously-released 2021 guidance to normalized FFO of approximately $1.46 to $1.48 and normalized FAD of approximately $1.55 to $1.57 per share.

Continued Stability

Greg Stapley, CareTrust’s Chairman and Chief Executive Officer, highlighted the past 12 months’ stability across most of the Company’s tenants and portfolio, but cautioned that the long-term effects of COVID-19 on the industry will remain unknown for some time to come. “We are acutely aware that we are still in the midst of a pandemic, and so we are staying close to our tenants, collecting our rents, pursuing good acquisitions and carefully guarding our balance sheet,” he said.

Dave Sedgwick, CareTrust’s President and Chief Operating Officer, reported strong collections despite the COVID-19 pandemic. “We are pleased to report that we collected 100% of contract rents in the first quarter. We also collected 100% in April, and we are on track to collect 100% in May,” he said. “With ongoing careful stewardship on our part and the part of our outstanding operators, and continuing government support, we still see a viable path to the soft landing that patients and the industry need,” he added.

Alluding to the Company’s continued growth despite the pandemic, Mr. Stapley pointed to the $151.7 million in high-quality assets acquired year-to-date. He also said that, even with the recent acquisitions, leverage at quarter ended well below CareTrust’s target range of 4.0x to 5.0x net debt to EBITDA. Noting that the company is seeing a gradual uptick in potential transaction volume, Mr. Stapley added, “With this strong start, as we head into the second half we have the opportunity to be very selective as we pick our targets and pursue new deals.”

CareTrust again provided its enhanced COVID-era disclosure around tenant lease coverage – both with and without CARES Act funding – that it began at the end of 2020. Referencing the Company's quarterly supplemental report issued earlier today, Mr. Stapley said, “We believe that analyzing our tenants’ operating results from these different angles is not only best-in-class disclosure, but provides us with a much clearer picture of where potential issues, if any, might arise in the future.”

Financial Results for Quarter Ended March 31, 2021
Chief Financial Officer Bill Wagner reported that, for the first quarter, CareTrust generated net income of $20.5 million, or $0.21 per diluted weighted-average common share, normalized FFO of $34.1 million, or $0.36 per diluted weighted-average common share, and normalized FAD of $36.1 million, or $0.38 per diluted weighted-average common share. He noted that the Company had experienced a slightly elevated general and administrative expense due to the single-year impact of the recent change in the Company’s long-term executive equity incentive program to a relative total shareholder return-based program similar to those of other REITs, which put two years of unvested incentive grants into the 2021 financials instead of one. “Strong collections and a pair of significant acquisitions nevertheless allowed us to post positive growth, absorb the additional expenses and still record a 7.4% increase in normalized FAD for the quarter,” said Mr. Wagner.

Liquidity
As of quarter end, CareTrust reported net debt-to-normalized EBITDA well under the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 22.1%. Mr. Wagner stated that at quarter end the Company had approximately $170 million outstanding on its $600 million revolving credit line, and no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $24 million in cash on hand. He also noted that the Company's at-the-market equity program has $483.4 million in available authorization remaining, and sold approximately 702,000 shares through its at-the-market program this quarter, for net proceeds of $16.4 million. "With substantial availability on our revolver and equity markets readily accessible to us at present, we have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Pipeline Growing
During the quarter, CareTrust made two investments totaling $141.9 million. On March 1, 2021 CareTrust announced that it had acquired four continuing care retirement communities in the upscale Southern California sub-markets of Camarillo, Carlsbad, Rancho Mirage (Palm Springs) and San Juan Capistrano, for $126.1 million, inclusive of transaction costs. Bayshire Senior Communities, an existing CareTrust tenant leased and operates the Rancho Mirage and Carlsbad campuses under an amendment to Bayshire's existing master lease. Aspen Skilled Healthcare has leased and operates the San Juan Capistrano and Camarillo campuses under a new 15-year master lease. Aggregate annual cash rent for the first year after licensing approvals have been received is approximately $8.6 million, increasing to $9.4 million in the second year with CPI-based annual escalators thereafter. The acquisition was funded using CareTrust’s $600 million unsecured revolving credit facility and cash on hand.

On March 8, 2021 CareTrust announced that it had acquired Buena Vista Care Center, a 145-bed skilled nursing facility in the exclusive Southern California community of Santa Barbara, for $15.8 million, inclusive of transaction costs. The facility will continue to be operated by California-based Covenant Care, Inc. under a long-term lease with approximately three years left on its existing lease term, with two five-year renewal options. The lease currently carries approximately $1.5 million in annual cash rent with 3.0% annual escalators. The acquisition was funded using CareTrust's $600 million unsecured revolving credit facility and cash on hand.

Subsequent to quarter-end, CareTrust announced that it acquired El Centro Post-Acute Center, a 123-bed skilled nursing facility in El Centro, California for $9.8 million, inclusive of transaction costs. The facility was added to CareTrust's existing master lease with Bayshire which assumed operational control on May 1, 2021. With the addition of the El Centro facility, annual cash rent under the Bayshire master lease increased by approximately $804,000 in the first year and $940,000 in the second, with CPI-based increases thereafter. The remaining lease term is approximately 13 years, plus two five-year renewal options. CareTrust funded the acquisition using cash on hand. El Centro Post-Acute is the fifth facility to be added to the growing CareTrust/Bayshire relationship.

The three transactions brought CareTrust’s total capital deployment for 2021 to date to $151.7 million. "As we expected, we are starting to see an uptick in seniors housing assets coming to market,” said Mark Lamb, CareTrust's Chief Investment Officer. He noted that a similar increase in deal flow for skilled nursing assets has not yet materialized, also as expected, as CARES Act funding has provided temporary assistance to under-capitalized or struggling operations that might have come to market earlier. “We expect deal flow to increase as the pandemic winds down and government relief funds run out, and we are ready and looking forward to moving as many of these assets into stronger operating hands as we can starting later this year and in 2022,” he concluded. Mr. Lamb also noted that CareTrust’s active deal pipeline remains in the $125 million to $150 million range, which is consistent with historical levels, and includes the typical mix of skilled nursing and seniors housing assets.

2021 Guidance Increased

CareTrust increased its annual guidance for 2021, on a per-diluted weighted-average common share basis, to net income of approximately $0.90 to $0.92, normalized FFO of approximately $1.46 to $1.48, and normalized FAD of approximately $1.55 to $1.57. The guidance is based on a diluted weighted-average common share count of 96.1 million shares, and per CareTrust's standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 2.0% CPI-based rent escalators under CareTrust's long-term net leases in 2021.

“Naturally, we note that material changes in economic and other factors related to the COVID-19 pandemic and the government’s responses thereto could alter our outlook at any time,” Mr. Wagner concluded.

Dividend Increased
During the quarter, CareTrust increased its quarterly dividend from $0.25 to $0.265 per common share. On an annualized basis, the payout ratio was approximately 74% based on first quarter 2021 normalized FFO, and 70% based on normalized FAD.

Conference Call

A conference call will be held on Friday, May 7, 2021, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2021 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 7456786. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2021 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2021	2020
Revenues:
Rental income	$45,246	$42,464
Independent living facilities	—	625
Interest and other income	505	1,251
Total revenues	45,751	44,340
Expenses:
Depreciation and amortization	13,473	13,160
Interest expense	5,762	6,714
Property taxes	696	485
Independent living facilities	—	546
General and administrative	5,142	4,054
Total expenses	25,073	24,959
Other loss:
Loss on sale of real estate	(192)	(56)
Net income	$20,486	$19,325

Earnings per common share:
Basic	$0.21	$0.20
Diluted	$0.21	$0.20

Weighted-average number of common shares:
Basic	95,378	95,161
Diluted	95,385	95,161

Dividends declared per common share	$0.265	$0.25

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2021	2020

Net income	$20,486	$19,325
Depreciation and amortization	13,473	13,160
Interest expense	5,762	6,714
Amortization of stock-based compensation	1,585	884
EBITDA	41,306	40,083
Lease termination revenue	(63)	—
Property operating expenses	—	(217)
Loss on sale of real estate	192	56
Normalized EBITDA	$41,435	$39,922

Net income	$20,486	$19,325
Real estate related depreciation and amortization	13,466	13,144
Loss on sale of real estate	192	56
Funds from Operations (FFO)	34,144	32,525
Lease termination revenue	(63)	—
Property operating expenses	—	(217)
Normalized FFO	$34,081	$32,308

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2021	2020

Net income	$20,486	$19,325
Real estate related depreciation and amortization	13,466	13,144
Amortization of deferred financing fees	487	487
Amortization of stock-based compensation	1,585	884
Straight-line rental income	(12)	(26)
Loss on sale of real estate	192	56
Funds Available for Distribution (FAD)	36,204	33,870
Lease termination revenue	(63)	—
Property operating expenses	—	(217)
Normalized FAD	$36,141	$33,653

FFO per share	$0.36	$0.34
Normalized FFO per share	$0.36	$0.34

FAD per share	$0.38	$0.36
Normalized FAD per share	$0.38	$0.35

Diluted weighted average shares outstanding [1]	95,621	95,306

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
Revenues:
Rental income	$42,464	$42,507	$45,036	$43,605	$45,246
Independent living facilities	625	615	634	203	—
Interest and other income	1,251	1,046	17	329	505
Total revenues	44,340	44,168	45,687	44,137	45,751
Expenses:
Depreciation and amortization	13,160	13,239	13,086	13,275	13,473
Interest expense	6,714	5,849	5,519	5,579	5,762
Property taxes	485	837	857	657	696
Independent living facilities	546	546	568	209	—
General and administrative	4,054	4,762	4,105	3,381	5,142
Total expenses	24,959	25,233	24,135	23,101	25,073
Other (loss) income:
(Loss) gain on sale of real estate	(56)	—	—	19	(192)
Net income	$19,325	$18,935	$21,552	$21,055	$20,486

Diluted earnings per share	$0.20	$0.20	$0.23	$0.22	$0.21

Diluted weighted average shares outstanding	95,161	95,208	95,214	95,244	95,385

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021

Net income	$19,325	$18,935	$21,552	$21,055	$20,486
Depreciation and amortization	13,160	13,239	13,086	13,275	13,473
Interest expense	6,714	5,849	5,519	5,579	5,762
Amortization of stock-based compensation	884	963	972	971	1,585
EBITDA	40,083	38,986	41,129	40,880	41,306
Recovery of previously reversed rent	—	—	(1,047)	—	—
Lease termination revenue	—	—	(1,106)	(73)	(63)
Property operating expenses	(217)	(31)	—	—	—
Loss (gain) on sale of real estate	56	—	—	(19)	192
Normalized EBITDA	$39,922	$38,955	$38,976	$40,788	$41,435

Net income	$19,325	$18,935	$21,552	$21,055	$20,486
Real estate related depreciation and amortization	13,144	13,223	13,078	13,268	13,466
Loss (gain) on sale of real estate	56	—	—	(19)	192
Funds from Operations (FFO)	32,525	32,158	34,630	34,304	34,144
Recovery of previously reversed rent	—	—	(1,047)	—	—
Lease termination revenue	—	—	(1,106)	(73)	(63)
Property operating expenses	(217)	(31)	—	—	—
Normalized FFO	$32,308	$32,127	$32,477	$34,231	$34,081

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021

Net income	$19,325	$18,935	$21,552	$21,055	$20,486
Real estate related depreciation and amortization	13,144	13,223	13,078	13,268	13,466
Amortization of deferred financing fees	487	488	487	488	487
Amortization of stock-based compensation	884	963	972	971	1,585
Straight-line rental income	(26)	(22)	(17)	(12)	(12)
Loss (gain) on sale of real estate	56	—	—	(19)	192
Funds Available for Distribution (FAD)	33,870	33,587	36,072	35,751	36,204
Recovery of previously reversed rent	—	—	(1,047)	—	—
Lease termination revenue	—	—	(1,106)	(73)	(63)
Property operating expenses	(217)	(31)	—	—	—
Normalized FAD	$33,653	$33,556	$33,919	$35,678	$36,141

FFO per share	$0.34	$0.34	$0.36	$0.36	$0.36
Normalized FFO per share	$0.34	$0.34	$0.34	$0.36	$0.36

FAD per share	$0.36	$0.35	$0.38	$0.37	$0.38
Normalized FAD per share	$0.35	$0.35	$0.36	$0.37	$0.38

Diluted weighted average shares outstanding [1]	95,306	95,295	95,353	95,429	95,621

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2021	December 31, 2020
Assets:
Real estate investments, net	$1,577,450	$1,448,099
Other real estate investments, net	15,155	15,000
Assets held for sale, net	—	7,226
Cash and cash equivalents	30,469	18,919
Accounts and other receivables, net	1,780	1,823
Prepaid expenses and other assets, net	7,448	10,450
Deferred financing costs, net	1,797	2,042
Total assets	$1,634,099	$1,503,559

Liabilities and Equity:
Senior unsecured notes payable, net	$296,858	$296,669
Senior unsecured term loan, net	198,978	198,925
Unsecured revolving credit facility	170,000	50,000
Accounts payable and accrued liabilities	16,898	19,572
Dividends payable	25,924	24,251
Total liabilities	708,658	589,417

Equity:
Common stock	960	952
Additional paid-in capital	1,180,840	1,164,402
Cumulative distributions in excess of earnings	(256,359)	(251,212)
Total equity	925,441	914,142
Total liabilities and equity	$1,634,099	$1,503,559

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$20,486	$19,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	13,486	13,175
Amortization of deferred financing costs	487	487
Amortization of stock-based compensation	1,585	884
Straight-line rental income	(12)	(26)
Loss on sale of real estate	192	56
Interest income distribution from other real estate investment	—	1,346
Change in operating assets and liabilities:
Accounts and other receivables, net	(100)	335
Prepaid expenses and other assets, net	278	454
Accounts payable and accrued liabilities	(2,453)	482
Net cash provided by operating activities	33,949	36,518
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(138,151)	(25,905)
Purchases of equipment, furniture and fixtures and improvements to real estate	(1,319)	(2,418)
Investment in real estate mortgage and other loans receivable	(700)	(100)
Principal payments received on real estate mortgage and other loans receivable	56	662
Repayment of other real estate investment	—	2,327
Escrow deposits for potential acquisitions of real estate	—	(1,000)
Net proceeds from sales of real estate	6,814	2,134
Net cash used in investing activities	(133,300)	(24,300)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	16,191	(90)
Borrowings under unsecured revolving credit facility	120,000	15,000
Net-settle adjustment on restricted stock	(1,330)	(1,986)
Dividends paid on common stock	(23,960)	(21,532)
Net cash provided by (used in) financing activities	110,901	(8,608)
Net increase in cash and cash equivalents	11,550	3,610
Cash and cash equivalents, beginning of period	18,919	20,327
Cash and cash equivalents, end of period	$30,469	$23,937

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2021
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	44.8%	$(3,142)		$296,858

Floating Rate Debt

Senior unsecured term loan	1.610%	[1]	2026		200,000	29.8%	(1,022)		198,978

Unsecured revolving credit facility	1.210%	[2]	2024	[3]	170,000	25.4%	—	[4]	170,000
	1.426%				370,000	55.2%	(1,022)		368,978

Total Debt	3.138%				$670,000	100.0%	$(4,164)		$665,836

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2021 Guidance Increased

	Full Year 2021 Guidance[1]
	Low	High
Net income	$0.90	$0.92
Real estate related depreciation and amortization	0.56	0.56
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO)	1.46	1.48
Lease termination revenue	—	—
Normalized FFO	$1.46	$1.48

Net income	$0.90	$0.92
Real estate related depreciation and amortization	0.56	0.56
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.07	0.07
Straight-line rental income	—	—
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD)	1.55	1.57
Lease termination revenue	—	—
Normalized FAD	$1.55	$1.57
Weighted average shares outstanding:
Diluted	96,141	96,141

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 2.00% CPI-based rent escalators under CareTrust's long-term net leases. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses and gains or losses from dispositions of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.